MYXR™

Over $1T Market Opportunity. MYXR Inc is a post-revenue company that develops and distributes SaaS software for augmented reality (AR) & artificial intelligence (AI) engagement. The company is ready to globally introduce its latest platforms, MYXR Engage 2.0x and the MYXR Experience Platform 3.0.


MYXR
Elevate everywhere.
AUGMENTED REALITY | AI | ENGAGEMENT | REWARDS | SaaS | GLOBAL EXPANSION

Invest

$99.76 minimum investment

Deadline March 27, 2021
in a month

Share Price
$3.44

Total Raised
$38,470

Valuation
$15,024,785

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

MyXR is building an ecosystem of Augmented Reality (AR), Artificial Intelligence (AI), and gamification SaaS solutions to be easily incorporated and adjusted into any vertical and licensed by the Company. We developed MyXR Engage 2.0 for multiple verticals on one infrastructure, and MyXR Experience Platform 3.0 to provide syndicated AR content to partners around the world.

DEAL HIGHLIGHTS

Inbound demand


MYXR INBOUND DEMAND
MYXR
20x
inbound demand in 2020
Client/Partner/Prospect Locations
December 1, 2020
Confidential | © 2020 MYXR, Inc.

- Proven leadership, engineering teams plus CEO/Investor with multiple exits
- Global pipeline including resellers
- Post Revenue
- Proven Technology Platforms
- Immediate revenue production from at least one globally scalable product
- Community Focus, formation of MyXR Foundation planned

PROBLEM

- Engagement solutions aren't easy to integrate, usually highly customized, and marginally effective
- Augmented Reality for Sports, Enterprise, Education, or any industry typically does ONE thing by ONE company
- Different industries can't take advantage of scale in emerging technologies
- Exceptional XR content has been traditionally only on VR, with a high price threshold for consumers to buy separate VR equipment.
- Flat engagement on existing digital platforms
- Broaden market appeal - diverse audiences

Problem solved



PROBLEM SOLVED
MYXR
2-4x
increased usage
>35%
increased time spent
>15%
monetization
The data tells us...
400 app installations*
*MYXR Engage before acquisition
Confidential | © 2020 MYXR, Inc.

SOLUTION

We start with the user before each new product is envisioned. Our technology platforms are then refined by users, fans, students, and customers. MyXR's goal is to enlighten and elevate users through every interaction. We then make this complex process simple and effective to implement for a range of customer and organizational types:

- White-labeled SaaS solutions keep customers on partner's existing digital platforms
- Ease of use by consumers
- Drives engagement, proven results, ROI
- Flexible Integration
- Long term contracts (1yr +)
- Revenue share opportunities for partners
- Scalable solutions for existing platforms

Engage



ENGAGE 2.0x
MYXR
Coming Q1 2021
Built by
Asset purchased (2018)
v2.0x due Jan '21
(upgrade 95% complete with new features)
High Margin SaaS Subscription Service
Gamification + Rewards
iOS, Android, and Web deployment
v1.0 shown
Confidential | © 2020 MYXR, Inc.

Experience platform



EXPERIENCE PLATFORM 3.0
MYXR
New Technology for 2021
MYXRT1
MYXRTX
Client Delivery Formats
Broadly available Summer 2021
Pre-orders available now
AR Syndication Platform:
- Closed syndication system
- Ideal for large audiences
- SDK integration
- Multi-user features included
- Focused content elements
- AI and 3rd Party add-ons available
- Expandable to T2
T1 Features plus:
- Ideal for all broad digital audiences or those with high engagement potential
- Open to external content
- Customized content
- Syndicated content/ads
- Revenue sharing
Confidential | © 2020 MYXR, Inc.

BUSINESS MODEL

The company, which first started generating revenue in 2018, is gearing up new 2021 revenues in two main categories: SaaS Subscriptions and Software Licenses.

SaaS Subscriptions include:

MyXR Engage 2.0x

- 2.0 Basic
- 2.0b Enterprise/Training
- 2.0c Government Response Platform (e.g. Covid-19)
- 2.0e Education
- 2.0i Insurance and Health
- 2.0m Music

MyXR Experience Platform 3.0

- T1 - Closed Circuit
- TX - Open Syndication System

Software Licenses

- a la carte sales - e.g. MyXR Portal
- Reseller Sales - Agencies, Countries, CPG conglomerates

Engage rollout



ENGAGE 2.0x ROLLOUT
MYXR
Each version delivered for iOS, Android, and Web
140+ organizations are interested in one of the Engage 2.0 versions
1/3 have multiple organizations under them
5 or more orgs per version
21 countries
500+ million people are on the digital platforms of our rollout pipeline
90% want a web version to go with mobile version
Confidential | © 2020 MYXR, Inc.

Revenue


MULTI-STREAM REVENUE
MYXR
MYXR Inc Revenue Distribution
2018-2020 (Actual)
35%
Experience Platform (Content)
65%
Experience Platform (CMS)
MYXR Inc Revenue Distribution
2021 (Projected)
5%
A la carte Product Sales
30%
Engage 2.0 (Subscriptions)
25%
Experience Platform (Content)
10%
Engage 2.0 (Reseller Sales)
20%
Experience Platform (CMS)
10%
Engage 2.0 (Rewards)
Confidential | © 2020 MYXR, Inc.

MARKET

Market


MARKET SIZE (TAM)
MYXR
Gamification + Loyalty
$235 Billion
$570 Billion
Augmented Reality
Secondary Markets:
Sports Marketing, EdTech, Federal Contracts, eHealth,
InsureTech, Entertainment and Media
Confidential | © 2020 MYXR, Inc.

We are targeting a portion of multiple global markets. They include:

- Augmented Reality
- Gamification
- Loyalty

Combined, these account for an $800B+ market. Since we now serve clients in specific markets that include Sports Marketing, Edtech, Federal Contracts, eHealth, InsureTech, and Entertainment and Media, our market size is much bigger.

PROGRESS

Growth


ACCELERATING GROWTH
MYXR
Global Groundwork
We invested in process and team to make sure our next move was solid. We eliminated our office lease and focused on product. And we are grateful we did. 2020 came next.
Company Formed - Aug '17
2018
2020
2017
2019
Acquisition, First Revenue
We acquired Coin-In (now MYXR Engage), signed first long term revenue sports deals and proved our POC for the company. We also learned from our mistakes and prepared for the next chapter of growth..
Global Expansion, New Products, New Team
In the year of Covid, we took control of the company, launched MYXR Portal, brought in KiwiTech and other global partners to help scale our growing suite of technology to launch in 2021, rebuilt our social media team, and saw a 20x demand for MYXR Platforms across industries globally.
Confidential | © 2020 MYXR, Inc.

- Initial R&D and market testing completed in 2017
- Initial POC completed (2018)
- Acquired Coin-In Inc (2018)
- Team expansion
- Post Revenue (first revenue in 2018)
- Diversified Revenue (Product expansion started Q2 2020 for 2021 launches)
- Strategically positioned product platforms
- Global access and pipeline relationships
- High exposure corporate, technology, and distribution partnerships
- Technology audits completed
- New Banking and Legal Relationships

PARTNERSHIPS

Partners


TECHNOLOGY PARTNERS
Partial List
MYXR
KiwiTech™
theia
wikitude
Braintree
A PayPal Service

KiwiTech: KiwiTech, a growing ecosystem of entrepreneurs, investors, and mentors, helps early and growth-stage startups build viable products, drive traction, raise capital, and scale their businesses. The KiwiTech ecosystem is currently home to 2000+ investors and 300+ portfolio companies across 15+ industries undergoing disruption.

Theia Interactive: Based in Chico California, Theia Interactive is a creative solutions studio with a passion for building beautiful virtual environments for business, and offering tools to empower others to do the same. Theia tells engaging stories through virtualization. Theia has created award-winning projects for companies such as Epic Games, Hewlett Packard, Mohawk Group, NVIDIA, Suffolk Construction and Toll Brothers.

MyXR x Theia

MyXR x Theia


MYXR™

PRESS

- 49ERS CLAIM FIRST WITH AR PARTNERSHIP - TheStadiumBusiness News, Jul 24, 2018
- KiwiTech Announces Strategic Partnership with Augmented Reality Platform MyXR - PRWEB, May 11, 2020
- MyXR Inc. Announces Strategic Partnership with Theia Interactive for New Augmented Reality Syndication Platform - Intrado GlobeNewswire, Dec 17, 2020

TEAM

- Proven startup to exit experience by CEO
- Proven adaptability in changing market
- Globally scalable with both internal and external resources
- Key Product Development Experience
- Global access to partners across industry

Team


KEY TEAM
MYXR
Hans Koch
Investor/CEO
Peter Stramese
Investor/President
Gurvinder Batra
Engineering
KiwiTech
Hon Luu
VP, Bus. Dev (TBA)
Brandon Salaam-Bailey
Advisor
Jim Wiatt
Sr. Advisor
Vijay Deep Gupta
Tech Operations
Manoj Chauhan
Project Lead
Harshit Dwivedi
Tech Lead
Sakshi Pareek
Project Manager
Puneet Luv Mahajan
Test Lead
Ross Levitsky
Advisor, Capital Markets
ADDITIONAL TEAM MEMBERS AVAILABLE UPON REQUEST
CURRENT LOCATIONS: San Francisco, NYC, LA, Washington D.C., Nashville, New Delhi.

- Hans Koch, CEO
- Peter Stramese, President
- Dr. Daniel Nagle (BOD)
- Hon Luu, VP Business Development
- Gurvinder Batra
- 45 team members, 110 partners globally

TESTIMONIALS

"We at KiwiTech continue to be excited about our partnership with and investment in MyXR Inc. and are committed to helping them as their technology partner as they bring millions on to the MyXR platform across industries and borders - from schools to sports teams, movie studios to multi-country distribution."

Neal Gupta
Chief Investment Officer and Co-Founder, KiwiTech

ADVISORS AND INVESTORS

- Jim Wiatt (Sr. Advisor)
- Brandon Salaam-Bailey (Advisor)
- Kelly Freis (Advisor)
- Ross Levitsky (Advisor)

USE OF PROCEEDS

If the offering's maximum amount of $249,999 is raised:

Use	Value	% of Proceeds
Compensation for managers	$25,000	10.0%
Engineering expansion (Engage 2.0x, Experience Platform 3.0, Portal 2.0)	$125,000	50.0%
Legal / Contracts	$30,000	12.0%
Conversion of 1099 to W2 for existing staff	$5,000	2.0%
Additional payroll for new Sales, Analytics, Financial team	$5,000	2.0%
Partnerships and Marketing	$30,000	12.0%
Formation of MyXR Foundation	$1,750	0.7%
Existing Accounts Payable	$15,999	6.4%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Class A Common Stock, under registration exemption 4(a)(6), in MYXR Inc, doing business as MyXR. This offering must raise at least $10,000 by March 27, 2021 at 12:00am ET. If this offering doesn't reach its *target*, then your money will be refunded. MyXR may issue additional securities to raise up to $249,999, the offering's *maximum*.

$38,470 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

4,440,344 shares
× $3.44 per share

$15,274,783 implied valuation

FINANCIALS

MyXR's official name is MYXR Inc, so that's the name that appears in the statements below.

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on December 23, 2020
- Form C/A on December 29, 2020
- Form C/A on January 13, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Twitter
- Instagram
- Pinterest
- LinkedIn

UPDATES

Feb 22, 2021	** Monday Motivation ** The team is hard at...
Feb 19, 2021	** Term Sheet Received ** Thanks to all that...
Feb 18, 2021	LIVE Q&A on Netcapital TODAY >> Thank you to...
Feb 9, 2021	** KingsCrowd Profile Published ** Thank you to...
Feb 5, 2021	** MyXR Portal Upgrade ** MyXR Portal clients...
Feb 5, 2021	** New Client Update: Henriksen Productions ** ...
Jan 27, 2021	** Official: VP, Partnerships added ** We are...
Jan 13, 2021	Filed Form C/A
Jan 11, 2021	** New Team Additions. ** We are in discussion...
Dec 31, 2020	**2021 Banking Relationships** We're pleased to...
Dec 29, 2020	Filed Form C/A

Dec 23, 2020 Primary offering of 72,674 shares at $3.44

Dec 23, 2020 Filed Form C

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